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                                                                    EXHIBIT 5.1


April 29, 2003


Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia 30071

         Re:      Rock-Tenn Company - Registration Statement on Form S-8

Gentlemen:

         As general counsel of Rock-Tenn Company, a Georgia corporation (the "Company"), I have participated in the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of $2,000,000 of obligations of the Company (the "Obligations") to pay deferred compensation pursuant to the terms of the Rock-Tenn Company Supplemental Retirement Savings Plan (the "Plan"), which becomes effective as of May 15, 2003.

         As such counsel, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

         The opinions expressed herein are limited in all respects to the corporate law of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

         (i)      The Obligations have been duly authorized; and

         (ii) When issued in accordance with the provisions of the Rock-Tenn Company Supplemental Retirement Savings Plan, the Obligations will be valid and binding obligations of the Company, as appropriate, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or


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similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

         This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of Rock-Tenn Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         I consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                    Very truly yours,

                                    /s/ Robert B. McIntosh
                                    ----------------------------------------
                                    Senior Vice President and General Counsel